Wheeler Wasoff, P.C.
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

        We consent to use in this Registration Statement of North Lily Mining Company (the “Company”) on Form SB-2 our report dated July 12, 2000, except for Note 16(b) as to which the date is July 25, 2000, relating to the Company’s financial statements appearing in this Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading “Experts” in this Registration Statement.

                                                                                                                                        WHEELER WASOFF, P.C.

                                                                                                                                        /s/ Wheeler Wasoff, P.C.

                                                                                                                                        Denver, Colorado
                                                                                                                                        February 14, 2001